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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
The Bon-Ton Stores, Inc.:

We consent to the use of our report dated April 12, 2006, with respect to the consolidated balance sheets of The Bon-Ton Stores, Inc. and subsidiaries as of January 28, 2006 and January 29, 2005, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the fiscal years in the three-year period ended January 28, 2006, and the related financial statement schedule, included and incorporated by reference herein. We also consent to the use of our report dated April 12, 2006, with respect to management's assessment of the effectiveness of internal control over financial reporting as of January 28, 2006, and the effectiveness of internal control over financial reporting as of January 28, 2006, incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP



Philadelphia, Pennsylvania
June 23, 2006